PROMISSORY NOTE

Borrower: **Venu 280, LLC**
1755 Telstar Drive, Suite 501
Colorado Springs, CO 80920

Lender: **PNC Bank, National Association**
4355 Emerald St.
Suite 100
Boise, ID 83706

Principal Amount: $12,000,000.00

Date of Note: September 25, 2025

(1) PROMISE TO PAY. Venu 280, LLC ("Borrower") promises to pay to PNC Bank, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Twelve Million & 00/100 Dollars ($12,000,000.00), together with interest on the unpaid principal balance from the Funding Date until paid in full.

(2) PAYMENT, AMORTIZATION, AND INTEREST. Borrower's first payment is due on the first calendar day of the second month following the month during which the loan is funded, and all subsequent payments are due on the first calendar day of each month after that. All outstanding principal and all accrued interest not yet paid shall be due on the final monthly payment. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Borrower will pay Lender at such place as Lender may designate in writing.

(a) Repayment. Principal and interest shall be due and payable in fifty-nine (59) equal consecutive monthly installments, each in the amount specified on the written payment and rate confirmation to be provided by Lender to Borrower on or before the closing date (the "Payment Confirmation"). Any outstanding principal and accrued interest shall be due and payable in full in a final installment due on the final monthly payment date. The level payment amount is calculated on the assumption that each periodic payment will be made on the date when due, and if there is any variation in the actual payment dates, there may be an additional amount due upon maturity of this Note. Borrower's monthly payment will be calculated by amortizing the principal amount of the Note over 240 months. Any amortization schedule provided to Borrower is only an estimate, and is superseded by the terms of this Note regarding the accrual and payment of interest. All payment calculations will be determined by Lender in its sole discretion.

(b) Fixed Interest Period. The interest rate will be determined by Lender prior to closing (the "Fixed Interest Rate"). Lender will provide Borrower a written confirmation of the Fixed Interest Rate in the Payment Confirmation, which is incorporated into this Note by reference. Interest on this Note during the Fixed Interest Period is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower understands that Lender may make loans based on other rates as well.

(c) Interest After Default. Upon an Event of Default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the Fixed Interest Rate by an additional 4.00%. The interest rate will not exceed the maximum rate permitted by applicable law.

(3) TERM. The term of this loan is 60 months from October 1, 2025 ("Term"). At the end of the Term, all amounts owing under this Note and the Related Documents (collectively the "Loan Documents") will be due and payable.

(4) RELATED DOCUMENTS. This Note is issued in connection with the Aircraft Security Agreement of even date herewith between Borrower and Lender (the "Aircraft Security Agreement"), one or more Guaranty agreements, and such other agreements and documents executed and/or delivered in connection herewith or therewith (as amended, modified or renewed from time to time, collectively the "Related Documents"), and is secured by the property described in the Related Documents and by such other collateral as previously may have been or may in the future be granted to Lender to secure this Note.

(5) DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor's failure to observe or perform any covenant, representation,

warranty or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to Lender; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that Lender shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with Lender; (v) a default with respect to any other indebtedness of any Obligor for borrowed money; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Lender; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (viii) any litigation, claim, investigation, administrative proceeding or similar action against Obligor is pending or threatened; (ix) any change in any Obligor's business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor, including a division into two or more entities; (x) any Obligor ceases doing business as a going concern; (xi) any representation or warranty made by any Obligor to Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to Lender, is false, erroneous or misleading in any material respect; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term "Obligor" means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, Borrower's obligations to Lender existing on the date of this Note or arising in the future.

(6) RIGHTS. Upon an Event of Default, Lender may (1) declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount, and/or (2) exercise any rights and remedies set forth in the Aircraft Security Agreement and the Related Documents.

(7) ATTORNEYS' FEES; EXPENSES. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Note, the Aircraft Security Agreement, or the Related Documents. Lender may hire or pay someone else to help enforce this Note, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

(8) LOAN ASSUMPTION. This Note and Related Documents are fully assumable by a qualified buyer provided that the buyer is approved by Lender in its sole discretion. Borrower or the buyer assuming this loan must pay an assumption fee equal to 0.75% of the unpaid principal balance plus any and all third-party expenses incurred in connection with the assumption.

(9) JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

(10) GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may, in its sole discretion, renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. Capitalized terms not defined in this Note shall have the same definition given such terms in the Aircraft Security Agreement, the Related Documents, or other loan documents executed by Borrower.

(11) PREPAYMENT. Borrower must give written notice at least forty-five (45) days prior to the day the loan is prepaid. Upon prepayment of this Note, Lender is entitled to interest on the outstanding loan balance through the date of early payment. Borrower may pay all but not less than all of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PNC Bank, National Association; 4355 Emerald St.; Suite 100; Boise, ID 83706. Lender is entitled to the following refundable premium payable at the time of prepayment, which may be refunded as set forth below (the "Refundable Premium"): (a) if such early payment occurs

during the first year of the Term, three percent of the unpaid principal balance; (b) if such early payment occurs during the second year of the Term, two percent of the unpaid principal balance; (c) if such early payment occurs during the third year of the Term, one percent of the unpaid principal balance. After the third year of the Term, no early payment premium shall apply. Lender will refund the Refundable Premium if Lender makes a new loan against Borrower's replacement aircraft within six months of the early payment date provided that the amount of the new loan is equal to or greater than the outstanding balance of the Note. Except as provided in the previous sentence, Lender shall be entitled to retain the Refundable Premium. Notwithstanding anything to the contrary above, Lender will have no obligation to enter into a new loan or refund the Refundable Premium if the new loan is not approved by Lender in its sole discretion.

(12) LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of the Note and Related Documents or of one or more participation interests in the Note and Related Documents to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Note and Related Documents, and Borrower hereby waives any rights to privacy that Borrower may have with respect to such matters.

(13) LATE CHARGE. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note when due and payable, then Borrower also shall pay to Lender a late charge equal to $1,500 but not more than the maximum amount allowed by law ("Late Charge"). Both the Late Charge and any additional interest charged upon a default are imposed as liquidated damages for the purpose of defraying Lender's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which Lender may employ. In addition, the additional interest charged upon a default reflects the increased credit risk to Lender of carrying a loan that is in default. The Borrower agrees that the Late Charge and any additional interest charged upon a default are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

(14) GOVERNING LAW AND JURISDICTION. This Note, the Aircraft Security Agreement, and the Related Documents have been delivered to Lender and accepted by Lender in the Commonwealth of Pennsylvania ("State"). **THIS NOTE, THE AIRCRAFT SECURITY AGREEMENT, AND THE RELATED DOCUMENTS WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT).** The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district for Allegheny County, Commonwealth of Pennsylvania; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

(15) SUCCESSOR INTERESTS. The terms of this Note, the Aircraft Security Agreement, and the Related Documents shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and Lender's successors and assigns.

(16) IMPORTANT INFORMATION ABOUT PHONE CALLS. By providing telephone number(s) to Lender, now or at any later time, Borrower authorizes Lender and its affiliates and designees to contact Borrower regarding Borrower account(s) with Lender or its affiliates, whether such accounts are Borrower individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower consents that any phone call with Lender may be monitored or recorded by Lender.

(17) ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW COMPLIANCE. Borrower represents and warrants to Lender, as of the date of this Note, the date of each advance of proceeds under the Note, the date of any renewal, extension or modification of the Note, and at all times until the Note has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Note will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Note are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or

transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify Lender in writing upon the occurrence of a Reportable Compliance Event.

As used herein: "Anti-Terrorism Laws" means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; "Compliance Authority" means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; "Covered Entity" means Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of Borrower acting in any capacity in connection with the Note; "Reportable Compliance Event" means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; "Sanctioned Country" means a country subject to a sanctions program maintained by any Compliance Authority; and "Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

(18) INDEMNITY. Borrower agrees to indemnify each of Lender, each legal entity, if any, who controls, is controlled by or is under common control with Lender, and each of their respective directors, officers and employees ("Indemnified Parties"), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. Borrower may participate at its expense in the defense of any such action or claim.

(19) COUNTERPARTS; ELECTRONIC SIGNATURES AND RECORDS. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a "**Communication**") may, at the Lender's option, be in the form of an electronic record. Any Communication may, at the Lender's option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

(20) BENEFICIAL OWNERSHIP CERTIFICATION. Borrower represents and warrants, as of the date hereof, and as of the date of execution of this Note, that the information in the Certification of Beneficial Owner(s) ("Certification of Beneficial Owners") executed and delivered to Lender on or prior to the date of this Note, if any, as updated from time to time in accordance with this Note, is true, complete and correct as of the date hereof and as of the date any such update is delivered. Borrower agrees that from the date of execution of this Note until this Note has been terminated, Borrower will provide: (i) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to Lender, as and when requested by Lender; (ii) a new Certification of Beneficial Owners in form and substance acceptable to Lender when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to Lender have changed; and (iii) such other information and documentation as may reasonably be requested by Lender from time to time for purposes of compliance by Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Lender to comply therewith.

(21) INCREASED COSTS; YIELD PROTECTION. On written demand, together with written evidence of the justification therefor, Borrower agrees to pay Lender all direct costs incurred, any losses suffered or payments made by Lender as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Lender, its holding company or any of their respective assets relative to the Note. "Change in Law" means the occurrence, after the date of this Agreement, of any of

the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE PAYMENT, AMORTIZATION, AND INTEREST PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

VENU 280, LLC

VENU HOLDING CORPORATION, its Manager

Signed by
J.W. Roth
22BEEBB6B4C140F...

By:____________________________________
J.W. Roth, Chief Executive Officer of Venu Holding Corporation